CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

OF

CHISEN ELECTRIC CORPORATION

Adopted January 15, 2009

CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF
CHISEN ELECTRIC CORPORATION

1.	PURPOSE

The purpose of the Compensation Committee (the “Committee”) established pursuant to this Charter is to review and make recommendations to the Board of Directors (the “Board”) regarding all forms of compensation to be provided to the executive officers and directors of Chisen Electric Corporation and its subsidiaries (the “Company”), including stock compensation and loans, and all bonus and stock compensation to all employees.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

2.	MEMBERSHIP AND ORGANIZATION

Composition and Term.  The Committee shall consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with NASDAQ Rule 4350(c)(3).  The members of the Committee shall be elected or reappointed by the Board annually for a one (1) year term.  The Board may designate one member of the Committee as its Chairperson.  The members of the Committee will be appointed by a majority of the Board.  No member of the Committee shall be removed, except by a majority vote of the directors then in office.

Meetings. It is anticipated that the Committee will meet at least two (2) times each year.  However, the Committee may establish its own schedule, which it will provide to the Board in advance.

At a minimum of one (1) of such meetings annually, the Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

3.	RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

1. Reviewing and making recommendations to the Board regarding the compensation policy for executive officers and directors of the Company, and such other officers of the Company as directed by the Board;

2. Reviewing and making recommendations to the Board regarding all forms of compensation (including all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Company;

3. Reviewing and making recommendations to the Board regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined;

4. Acting as Administrator of any Stock Option Plan and administering, within the authority delegated by the Board, any Employee Stock Purchase Plan adopted by the Company. In its administration of the plans, the Committee may, pursuant to authority delegated by the Board, grant stock options or stock purchase rights to individuals eligible for such grants and amend such stock options or stock purchase rights.  The Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance hereunder;

5. Reviewing and making recommendations to the Board regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

6. Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Committee’s executive compensation policies applicable to executive officers; and

7. Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

4.	REPORTS

The Committee will provide written reports to the Board of the Company regarding recommendations of the Committee submitted to the Board for action, and copies of the written minutes of its meetings.

5.	EVALUATION OF COMMITTEE PERFORMANCE

The Committee shall on an annual basis, evaluate its performance under this Charter.  The Committee shall address all matters that the Committee considers relevant to its performance.  The Committee shall deliver a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company of the Board’s policies or procedures.

6.	COMMITTEE RESOURCES

The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.  The Committee shall have sole authority to retain and terminate any compensation consultant to be used to evaluate director or officer compensation, including sole authority to approve the consulting firm’s fee and retention terms.